UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/25/2005

NOVASTAR FINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-13533

MD	74-2830661
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114
(Address of Principal Executive Offices, Including Zip Code)

816.237.7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

On May 25, 2005, management of NovaStar Financial, Inc. (NYSE: NFI) reiterated dividend guidance of at least $5.60 per share of common stock for its fiscal year ending December 31, 2005. This guidance includes any additional shares expected to be issued in NovaStar's recently announced public offering of its common stock. There can be no assurance as to the amount or timing of future dividends, which are declared at the discretion of the Board of Directors and will depend on a number of factors, including taxable income, our financial condition, maintenance of REIT status, restrictions contained in agreements to which we are a party among other factors.

The company anticipates the offering will be approximately 1.5 million shares of common stock, including any over-allotment option.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NOVASTAR FINANCIAL, INC.

Date: May 26, 2005.	By:	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer